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                      NATIONAL MEDICAL ENTERPRISES, INC.
                             2700 COLORADO AVENUE
                        SANTA MONICA, CALIFORNIA 90404

                                 May 26, 1993


Mr. Jeffrey C. Barbakow
559 C San Ysidro Road
Santa Barbara, California 93108

Dear Jeff:

    The purpose of this letter is to set forth the terms of your compensation as President and Chief Executive Officer of National Medical Enterprises ("NME") which have been approved by the Compensation and Stock Option Committee (the "Committee").

    1. Your employment as President and Chief Executive Officer of NME will commence on June 1, 1993.

    2. Your initial annual base salary will be $850,000. Your base salary will be reviewed by the Committee on an annual basis when the base salaries for other senior executive officers are reviewed.

    3. You will be eligible to participate in the annual and long-term cash incentive plans which are in effect from time to time for the other senior executive officers of NME. The plans which are currently in effect are the Annual Incentive Plan ("AIP") and the Long-Term Incentive Plan ("LTIP").

    4. You will be eligible to participate in pension and welfare plans and to receive other fringe benefits and perquisites on the same terms as other senior executive officers of NME.

    5. You will receive a grant of a non-qualified stock option for 2,000,000 shares of NME common stock on June 1, 1993. The grant will be made under NME's 1991 Stock Incentive Plan and will be in the form attached hereto as Exhibit "A." The stock option will have the following principal terms:

        (i) The stock option will be granted when you become an employee of NME on June 1, 1993.

        (ii) The exercise price will be the closing NME market price on the New York Stock Exchange on June 1, 1993.

        (iii)   The stock option will have a term of ten years.

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Mr. Jeffrey C. Barbakow
May 26, 1993
Page 2

        (iv) The stock option will vest at the rate of one-third (1/3) per year on June 1, 1994, 1995 and 1996, subject to acceleration as provided in Exhibit "A."

        The Committee does not presently anticipate that it will make any other stock option grants to you before June 1, 1996.

    6. You will devote your full time and attention to the performance of your duties as President and Chief Executive Officer of NME during normal working hours.

    7. You have not requested and will not have a formal employment agreement. You will serve at the will of the Board of Directors of NME. In the event of termination of your employment, the only severance benefits which you will be entitled to receive are
        (i) any additional vesting of your stock option pursuant to the terms set forth in Exhibit "A," (ii) any other severance benefits which may be approved by the Committee or Board of Directors of NME in its discretion, and (iii) any benefits to which you may be entitled under the terms of NME pension and welfare plans (other than severance plans) in which you are then participating.

    On behalf of the Committee, I want to express our appreciation for the manner in which you have negotiated the terms of your employment. We are delighted that you have agreed to serve as President and Chief Executive Officer of NME.

                                       Sincerely,

                                       PETER DE WETTER

                                       Peter de Wetter
                                       Chairman of Compensation and
                                       Stock Option Committee

rgt
c: Alan R. Ewalt



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                                   EXHIBIT "A"

                       NATIONAL MEDICAL ENTERPRISES, INC.
                           1991 STOCK INCENTIVE PLAN
                NON-STATUTORY STOCK OPTION CERTIFICATE NO. 1 ___


    On June 1, 1993, National Medical Enterprises, Inc. in consideration of services to be performed for the company or subsidiary thereof, hereby grants to Jeffrey C. Barbakow, a Non-Statutory Stock Option, to purchase 2,000,000 shares of the $.075 per value Common Stock of the Company at a price equal to 100% of the fair market value of a share of Common Stock on the Date of Grant, of $_______ per Share.

    This Option shall not be exercisable until one year after the Date of Grant, at which time it shall become exercisable as to one-third of the Option Shares. On each succeeding anniversary of the Date of Grant, this Option shall become exercisable as to an additional one-third of the Option Shares, so that on the third anniversary of the Date of Grant, it shall be exercisable in full. This Option shall expire on June 1, 2003.

    These options are granted under and governed by the terms and conditions of the National Medical Enterprises, Inc. 1991 Stock Incentive Plan and by the additional special terms and conditions set forth in Addendum I hereto.

    Please refer to the enclosed National Medical Enterprises, Inc. 1991 Stock Incentive Plan and Key Features of the Non-Statutory Stock Options summary for details of the Plan, both of which are attached and made part of this document.

National Medical Enterprises, Inc.

By
    -------------------------------------------
    Alan R. Ewalt
    Assistant Secretary
    Compensation and Stock Option Committee

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                                 ADDENDUM I TO
                       NATIONAL MEDICAL ENTERPRISES, INC.
                           1991 STOCK INCENTIVE PLAN
                  NON-STATUTORY STOCK OPTION CERTIFICATE NO. 1
                  --------------------------------------------

1. In the event of involuntary termination of employment without cause or constructive termination of employment of Jeffrey C. Barbakow ("Employee") at any time after a Change in Control, the Option will become fully exercisable for the 2,000,000 shares covered by the Option as of the date of such termination of employment.

2. In the event of involuntary termination of employment without cause or constructive termination of employment of Employee without a Change in Control, the Option shall be exercisable for a pro-rata portion of the 2,000,000 shares covered by the Option based on (i) the number of full months which have elapsed from June 1, 1993 to the date of termination of employment divided by (ii) 36 months, but in no event for less than 500,000 shares. The shares which shall be exercisable under this paragraph shall include any shares which have previously vested pursuant to the general terms of the Option.

    Examples:
    ---------

    A.  Termination between 0 and 9 months
        ----------------------------------
        500,000 shares (the minimum) will be vested.

    B.  Termination after 10 months
        ---------------------------
        555,556 shares will be vested (10/36 x 2,000,000 shares).

    C.  Termination after 12 months
        ---------------------------
        666,667 shares will be vested (12/36 x 2,000,000 shares).

    D.  Termination after 18 months
        ---------------------------
        1,000,000 shares will be vested (18/36 x 2,000,000 shares).

    E.  Termination after 24 months
        ---------------------------
        1,333,333 shares will be vested (24/36 x 2,000,000 shares).

    F.  Termination after 30 months
        ---------------------------
        1,666,667 shares will be vested (30/36 x 2,000,000 shares).

    G.  Termination after 36 months
        ---------------------------
        2,000,000 shares will be vested (36/36 x 2,000,000 shares).

3. For purposes of this Addendum, the term "Change in Control" shall have the meaning ascribed to that term in Section 11(d)(A) of the Plan, except that the definition of "Person" in Section 11(d)(D) shall include (rather than exclude) any Person who acquires 20% or more of the general voting power of NME in a transaction or series of transactions approved prior to such transaction or series of transactions by NME's Board of Directors. The term "constructive termination" shall mean voluntary termination of

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    employment by Employee following (i) removal of Employee as President or
    Chief Executive Officer of NME, (ii) a reduction in the annual base salary then paid to Employee, or (iii) transfer of Employee's principal office to a location outside of Los Angeles, Ventura or Santa Barbara County. The term "Cause" shall mean (i) any conduct on the part of Employee which constitutes a material breach of any statutory or common law duty of loyalty to NME which continues for thirty days after written notice from NME's Board of Directors, provided that notice will not be required for any deliberate conduct on the part of Employee which Employee knows constitutes a breach of his duty of loyalty to NME, (ii) any illegal or publicly immoral act by Employee which materially and adversely affects the business of NME, or (iii) any willful and continued failure of Employee, after written notice from NME's Board of Directors, to devote substantially full time and attention to the performance of his duties as President and Chief Executive Officer of NME during normal working hours.

4. In no event may any shares acquired pursuant to exercise, in whole or in part, of the Option be sold or otherwise disposed of by Employee prior to December 1, 1993.

5. In the situations described in Section 11(a) and 11(b) of the Plan or in the event of payment of a special, large and non-recurring dividend, whether in cash, securities or other property (exceeding fifteen percent (15%) of the closing market price of NME common stock on the day before the dividend is declared), an appropriate and proportionate adjustment will be made by the Compensation and Stock Option Committee in the terms of the Option (including the number of shares covered by the Option and/or the exercise price under the Option) in a manner which is equitable to Employee and is permitted for accounting purposes without resulting in a new measurement date and a charge to NME's earnings under Emerging Issues Task Force ("EITF") Issue No. 90-9.

6. Employee shall be entitled to exercise the Option to the same extent and for the same period in the event of involuntary termination of employment without cause or constructive termination of employment of Employee (as those terms are defined in Paragraph 3 herein) as is provided under
    Section 13(d)(i) of the Plan upon involuntary termination of employment other than for cause.